SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) December 30, 2004

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

12401 South 450 East, Building D1, Salt Lake City, Utah 84020
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      None.

Item 1.02 Termination of a Material Definitive Agreement

      None.

Item 1.03 Bankruptcy or Receivership

      None.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

      None.

Item 2.02 Results of Operations and Financial Condition

      None.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

      None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement

      None.

Item 2.05 Costs Associated with Exit or Disposal Activities

      None.

Item 2.06 Material Impairments

      This Item should be cross-referenced with the disclosure made in Item 7.01, Regulation FD.

Section 3 — Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      None

Item 3.02 Unregistered Sales of Equity Securities

On December 8, 2004, we issued 12,659,995 shares of our restricted common stock to six accredited investors in exchange for their investment of $316,499.88. These investors, who are also long-term shareholders, had loaned the company these funds on short-term notes, and agreed to purchase restricted common shares of the company with the repayment of the notes. We did not issue a current report of these sales at that time due to the fact that the aggregate number of shares sold since our last report was less than 5% of our outstanding shares.

Also, between December 10 and December 23, 2004, we issued 5,450,000 shares of our restricted common stock to nine accredited investors, who are also long-term shareholders, in exchange for their investment of $136,250.00. We also did not issue a current report of these sales due to the fact that the aggregate number of shares sold since our last report still was less than 5% of our outstanding shares.

However, on December 30, 2004, we agreed with two long-term shareholders, lenders and accredited investors that they could apply the repayment of their principal and accrued interest on their long-term notes totaling $1,073,255.97 for the purchase of 23,850,133 shares of our restricted common stock. These sales of our restricted common stock, combined with the sales on December 8, 2004, and between the dates of December 10 and December 23, exceed the level of 5% of our outstanding common stock, which results in our current report today.

In addition, on December 30, 2004 we agreed to issue 1 million shares of our restricted common stock to two trusts that have acted as guarantors on our $1 million line of credit with Frost Bank of Houston, Texas; have also paid off that line of credit in full; and, have agreed to allow us to enter into reasonable repayment terms with them as more fully described below in Section 8(b) of this Report.

The following sets forth the information required by Item 701 in connection with these transactions:

(a)        The first transactions were completed on December 8, 2004 when six private lenders, who are also accredited investors and long-term shareholders, and who were owed $316,499.88 by us on short-term loans, elected to invest that total sum with Golden Eagle in exchange for 12,659,995 restricted common shares instead of receiving repayment of their principal loan amounts.

        The second set of transactions were completed between December 10 and December 23, 2004, when nine private lenders, who are also accredited investors and long-term shareholders, invested $136,250.00 in exchange for 5,450,000 restricted common shares of our stock.

        The two loan conversion transactions were completed on December 30, 2004 with two private lenders, who are also accredited investors and a long-term shareholders, who were owed respectively $1,047,296.32 (this figure varies slightly from the figure disclosed in our press release of December 21, 2004 due to final interest calculations) and $25,959.65 by us on two long-term notes, and who elected to invest that total sum with Golden Eagle in exchange for respectively 23,273,252 and 576,881 restricted common shares of our stock instead of receiving repayment of their principal and interest amounts.

Finally, on December 30, 2004 we agreed to issue 1 million shares of our restricted common stock as compensation to two trusts that have acted as guarantors on our $1 million line of credit with Frost Bank of Houston, Texas for 7 years; have also paid off that line of credit in full; and, have agreed to allow us to enter into reasonable repayment terms with them as more fully described below in Section 8(b) of this Report.

(b)        There was no placement agent or underwriter for any of these transactions.

(c)        The total offering price was $316,499.88 on the first transactions; $136,500.00 on the second set of transactions; respectively $1,047,296.32 and $25,959.65 on the two loan conversions; and, $45,000 on the compensation to the two trusts.  No underwriting discounts or commissions were paid.

(d)        We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for these transactions, as well as Regulation D.  We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that these accredited investors obtained all information regarding Golden Eagle International, Inc. they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)        Our restricted common stock is not convertible or exchangeable.  We have no registration obligation with respect to the shares of restricted common stock issued.   (f)         We have used the proceeds, or will use the proceeds, for general corporate purposes.

(f)        We have used the proceeds, or will use the proceeds, for general corporate purposes.

Item 3.03 Material Modification to Rights of Security Holders

      None.

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

      None.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

      None.

Section 5 — Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

      None

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      None.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

      None.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      None.

Section 6 — [Reserved]

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

We have previously disclosed in our annual and quarterly reports that we are party to a lawsuit filed in the District Court for the City and County of Denver, Colorado, entitled: Geiger v. Golden Eagle International, Inc. and Ronald A. Knittle, Civ. No. 03CV9390. The subject matter of that suit are stock transactions that took place at the end of 1995 and the beginning of 1996, which were authorized by Ronald A. Knittle, as former officer and director. The alleged acts that purportedly damaged the plaintiff took place well prior to the appointment of any currently-serving officer or director.

On March 2, 2004, we filed a Motion to Dismiss plaintiff’s complaint in which we stated that plaintiff’s claims were barred by the statute of limitations, or were barred by the doctrine of issue preclusion because those issues were previously decided against the plaintiff by an administrative law judge in a case brought against Mr. Geiger and others by the SEC: In Re Kirby, Release No. 177 Admin. Proc. File No. 3-9602 (2000). Two out of three of plaintiff’s causes of action were dismissed at that time and one cause of action was left by the Court. Recently, however, and despite our opposition, the Court granted plaintiff’s Motion to Amend the Complaint and allowed plaintiff to add two additional causes of action, which increase Golden Eagle’s potential exposure in the lawsuit because the jury has more potential issues on which to decide against our interests. The trial in this matter is scheduled for March 7, 2005.

In addition, we have received the summary opinions of plaintiff’s three expert witnesses. Those witnesses will testify at trial as follows:

a.	Plaintiff had a right to rely on the representations of Golden Eagle’s president regarding the legal status of our shares;

b.	Plaintiff has been prohibited from holding a license to be a securities broker-dealer for a period of at least 5 years due to the transactions involving the representations of Golden Eagle’s former president and director, Ronald A. Knittle. Due to the nature of his violations of the securities regulations, plaintiff is not likely to ever have his securities license reinstated by the NASD and is therefore permanently damaged; and

c.	Based on plaintiff’s income in the years prior to the transactions involving the representations of Golden Eagle’s former president and director, Ronald A. Knittle, plaintiff has suffered damages of between $5 million and $35 million.

While we believe that plaintiff’s experts’ opinions are rebuttable, we are currently assessing our exposure relative to the matters discussed above with our litigation and securities counsel. We also understand that the costs of even successful litigation can be significant, we have only limited amounts of working capital available at the present time and we may ultimately choose to invest our available capital in our productive mining efforts in Bolivia. We cannot predict whether a jury would decide against us on any of the issues bearing on our liability due to the acts of our former president, Ronald A. Knittle. We also cannot predict what damages (if any) a jury might award to plaintiff at trial in the event that a finding of liability on our part were made. In order to avoid the uncertainty attendant with all litigation, we have had settlement negotiations with plaintiff and his counsel to ameliorate any potential finding of liability and damages award.

The disclosure in this Item should also be crossed-referenced as a potential disclosure in Item 2.06, Material Impairments.

Section 8 — Other Events

Item 8.01 Other Events

a.	As described in a press release dated December 8, 2004, which is attached for reference, Golden Eagle is engaged in the exchange of comprehensive information with, and is encouraged by feedback being received from, three separate funding sources for $10 million in debt financing for our Buen Futuro gold and copper mining and processing project in eastern Bolivia. Those funding sources include: the Overseas Private Investment Corporation (OPIC), the Andean Development Corporation (CAF) and a private Brazilian venture capital fund. No public solicitation for funding has been made by us, nor do we intend to make any such solicitation. Our only intention in issuing the attached press release was to inform the public that our debt financing efforts with these funding sources are ongoing.

                See the press release attached as an exhibit hereto.

b.	As described in a press release dated December 21, 2004, which is attached for reference, Golden Eagle has reached an agreement for the payoff of a $1 million note to Frost Bank of Houston, Texas prior to its maturity date of December 29, 2004. Two trusts, which have been long-term shareholders, have agreed to pay the note off in full. We will then be obligated to these trusts in the future. The terms and conditions of the new note with the trusts are: a one-year term, monthly interest payments at an annual rate of 8.5% and quarterly principal payments of $250,000 beginning in the first quarter of 2005, although the company will need additional financing (of which there can be no assurance) to make the required principal payments on the loan.

We also announced in this release the debt conversion discussed in Item 3.02(a) above, which we believe improves our balance sheet, reduces our cash needs, and may improve our ability to finance our Buen Futuro project in eastern Bolivia, and our other corporate requirements, including the repayment of the new loan discussed in the paragraph above. Although we are engaged in discussions with institutional debt and equity financing providers, we do not have any firm commitments to provide us the financing we need for our Buen Futuro project, our other Bolivian operations or our other continuing corporate requirements.

                See the press release attached as an exhibit hereto.

c.	In January 2004, we awarded 1 million restricted common shares to Max Staheli, a member of our board of directors. Mr. Staheli has elected to return those shares to the company. The board of directors approved the return and cancellation of Mr. Staheli’s shares on December 20, 2004. Golden Eagle’s outstanding shares will be reduced by 1 million shares as a result of this action.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1.1      December 8, 2004, press release providing information regarding ongoing debt financing efforts by Golden Eagle.

99.2.2      December 21, 2004, press release providing information regarding debt restructuring efforts by Golden Eagle.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of December, 2004.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer December 30, 2004